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                                                                     EXHIBIT 1.1

                              INTELLESALE.COM, INC.


                                5,700,000 Shares*

                                  Common Stock


                             UNDERWRITING AGREEMENT




LADENBURG THALMANN & CO. INC.
PUNK, ZIEGEL & COMPANY, L.P.
  As Representatives of the Several Underwriters
c/o Ladenburg Thalmann & Co. Inc.
590 Madison Avenue, 35th Floor
New York, New York  10022

Ladies and Gentlemen:

     Intellesale.com, Inc., a Delaware corporation (the "Company"), and Applied Digital Solutions, Inc., a Missouri corporation (the "Selling Stockholder"), hereby confirm their agreement with the underwriters named in Schedule I hereto (the "Underwriters"), for which you are acting as representatives (the "Representatives"), with respect to (a) the sale by the Company and the purchase by the Underwriters of 4,000,000 shares (the "Company Shares") of the Company's common stock, $.0001 par value (the "Common Stock"), and (b) the sale by the Selling Stockholder and the purchase by the Underwriters of 1,700,000 shares of Common Stock (the "Selling Stockholder Shares"). The Company Shares and the Selling Stockholder Shares are collectively referred to herein as the "Firm Shares." The Company and the Selling Stockholder have also agreed to sell up to an aggregate of 855,000 shares (the "Additional Shares") of Common Stock to cover over-allotments, if any, of which up to 600,000 shares are to be issued and sold by the Company and 255,000 shares are to be sold by the Selling Stockholder. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

     You have advised us that, subject to the terms and conditions herein contained, you desire to purchase the Firm Shares and that you propose to make an initial public offering of the Firm Shares as soon as you deem advisable after the Registration Statement referred to below becomes effective.

--------

     * Plus an option to purchase from the Company and the Selling Stockholder up to 600,000 Additional Shares and 255,000 Additional Shares, respectively, to cover over-allotments.



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     The terms that follow, when used in this Agreement, shall have the meanings indicated. "Preliminary Prospectus" shall mean each prospectus subject to completion included in the Company's registration statement on Form S-1 referred to in Section 1(a)(i) below or any amendment or post-effective amendment thereto (including the prospectus subject to completion included in the Registration Statement (as defined below) on the date that the Registration Statement becomes effective (the "Effective Date") that omits Rule 430A Information (as defined below)). "Registration Statement" shall mean the registration statement referred to in Section 1(a)(i) below, including all financial statement schedules and exhibits, as amended at the Representation Date (as defined in Section 1(a) hereof) (or, if not effective at the Representation Date, in the form in which it shall become effective) and, if any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 2 hereof), shall also mean such registration statement as so amended. The term "Registration
Statement" shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A (as defined below). If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) (the "Rule 462 Registration Statement") under the Securities Act of 1933, as amended (the "Act"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. "Prospectus" shall mean (x) if the Company relies on Rule 434 under the Act, the Term Sheet (as defined below) relating to the Shares that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that the Term Sheet supplements, or
(y) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement. "Term Sheet" shall mean any term sheet that satisfies the requirements of Rule 434 under the Act. "Rule 158," "Rule 424," "Rule 434" and "Rule 430A" refer to such rules under the Act. "Act Regulations" refer to the rules and regulations under the Act. "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. For purposes of the representations and warranties contained herein, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Preliminary Prospectus or Term Sheet or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system ("EDGAR").

     1. Representations and Warranties.

        (a) The Company and the Selling Stockholder, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof (such date being referred to as the "Representation Date"), as follows:

            (i) The Company meets the requirements for use of Form S-1 under the Act and has filed with the Commission a registration statement (Registration No. 333-87043) on such form, including a prospectus subject to completion, for the registration under the Act of the offering and sale of the Shares. The Company may have filed one or more amendments thereto, including the


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related prospectus subject to completion, each of which has previously been furnished to the Underwriters. After the execution of this Agreement, the Company will file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including a form of prospectus), a copy of which amendment has been furnished to and approved by the Underwriters prior to the execution of this Agreement, or
(B) after effectiveness of such registration statement, either (1) if the Company relies on Rule 434 under the Act, a Term Sheet relating to the Shares that shall identify the Preliminary Prospectus that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (2) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no amendment shall have been filed, in such registration statement) in accordance with Rules 430A and 424(b) of the Act Regulations and as have been provided to and approved by the Underwriters prior to execution of this Agreement.

            (ii) Neither the Commission nor any "blue sky" or securities authority of any jurisdiction in which the Shares have been offered has issued any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto. When any Preliminary Prospectus was filed with the Commission it (A) complied in all material respects with the applicable requirements of the Act and the Act Regulations and
(B) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act. On the Effective Date, the Representation Date and each Closing Date, the Registration Statement did and will, and when the Prospectus or any Term Sheet that is a part thereof is first filed (if required) in accordance with Rule 424(b) and on the Representation Date and each Closing Date, the Prospectus will, comply in all material respects with the applicable requirements of the Act and the Act Regulations; on the Effective Date, the Representation Date and each Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date, the Representation Date and each Closing Date, and on the date of any filing pursuant to Rule 424(b), the Prospectus or any Term Sheet that is a part thereof did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranties as to the information provided in writing to the Company by or on behalf of the Underwriters expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, and the Company agrees that the only information provided in writing by or on behalf of the Underwriters to the Company expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus is that information contained in the table of Underwriters set forth under the caption "Underwriting" in the Prospectus, the amounts of the selling concession and reallowance set forth in the Prospectus and the eighth, thirteenth, fourteenth and fifteenth paragraphs under the caption "Underwriting." On the Effective Date, the Representation Date and each Closing Date, the Company's registration statement on Form



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8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), complied and will comply in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

          (iii) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties (owned or leased) or the conduct of its business requires such qualification, except where the failure so to qualify would not have an adverse effect on the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company or any Subsidiary (as defined below) that is or would be, singly or in the aggregate, material to the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect").

          (iv) All the subsidiaries (as defined in the Act Regulations) of the Company are listed on Exhibit 21.1 to the Registration Statement and are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state in which it is incorporated, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties (owned or leased) or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

          (v) Each of the Company and each Subsidiary possesses all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from, and has made all declarations and filings with, all regulatory or governmental officials, bodies and tribunals ("Permits") to own, lease or operate its respective property and to conduct its respective businesses described in the Registration Statement and the Prospectus, except where failure to have obtained or made the same would not have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permits. Each of the Company and each Subsidiary has fulfilled and performed all its current material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit and such Permits contain no restrictions that are materially burdensome to the Company or such Subsidiary and each of the Company and each Subsidiary is in compliance with all applicable laws, rules, regulations, orders and consents, the violation of which could have a Material Adverse Effect. The respective properties and businesses of each of the Company and each Subsidiary conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (vi) All of the Company's issued and outstanding capital stock (including the Selling Stockholder Shares and the Additional Shares to be sold by the Selling Stockholder) has been duly authorized, validly issued and is fully paid and nonassessable, and the Common Stock and



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the capitalization of the Company conform to the descriptions thereof and the statements made with respect thereto in the Registration Statement and the Prospectus as of the date set forth therein. None of the issued shares of Common Stock (including the Selling Stockholder Shares and the Additional Shares to be sold by the Selling Stockholder) have been issued in violation of any preemptive or other rights to subscribe for or purchase shares of capital stock of the Company. Except as described in the Registration Statement and the Prospectus, there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company, nor any agreements or commitments to issue any of the same and there are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of, any capital stock of the Company pursuant to the Company's certificate of incorporation or by-laws or any agreement or other instrument to which the Company is a party. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

          (vii) All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as described in the Registration Statement and Prospectus, are owned of record and beneficially by the Company, free and clear of any security interests, liens, encumbrances, equities or other claims. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary other than the Company's right to acquire the remaining 20% of the capital stock of certain of its Subsidiaries, 80% of the capital stock of which is owned by the Company, as described in the Registration Statement and the Prospectus. Except as described in the Registration Statement and the Prospectus or as may be restricted by the law of the state in which such Subsidiary is incorporated with respect to the need for sufficient surplus, each Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loan or advance to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company.

          (viii) Each of the Company and each Subsidiary has good and marketable title to, and is possessed of, each property, right, interest or estate constituting the properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Registration Statement and the Prospectus or such as are not burdensome and do not interfere with the use or proposed use of the property or the conduct of the business of the Company or such Subsidiary in a manner that is or would be material to the business of the Company and its Subsidiaries taken as a whole. Each of the Company and each Subsidiary has valid, subsisting and enforceable leases for the properties described in the Registration Statement and the Prospectus as leased by it and no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of, or default under, any such leases.

          (ix) The Company has all requisite power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement and to carry out the



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provisions and conditions hereof, including the issuance and delivery of the
Shares to be issued and sold by the Company to the Underwriters as provided herein. This Agreement has been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent rights to indemnity hereunder may be limited by Federal or state securities laws or public policy underlying such laws and except to the extent the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles.

          (x) Except as disclosed in the Registration Statement and the Prospectus, each of the Company and each Subsidiary owns or possesses adequate licenses or other rights to use, free and clear of all liens, charges, claims, encumbrances and restrictions of any kind whatsoever, all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, technology and licenses, and rights with respect to the foregoing, used by it or which are necessary in the conduct of its business as currently or proposed to be conducted by the Company or such Subsidiary, as described in the Prospectus, and except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, domain name, copyright, trade secret, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. None of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or such Subsidiary in violation of any contractual fiduciary obligation binding on the Company or such Subsidiary or, to the knowledge of the Company, each Subsidiary and the Selling Stockholder or their respective officers, directors or employees, otherwise in violation of the rights of any persons. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, technology or licenses, or rights with respect to the foregoing which could result in any Material Adverse Effect; and, except as disclosed in the Registration Statement and the Prospectus, the discoveries, inventions, products or processes of the Company and its Subsidiaries referred to in the Prospectus do not infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company, any Subsidiary or the Selling Stockholder.

          (xi) Each of the Company and each Subsidiary has reviewed its operations and the operations of any third parties with which it has a material relationship to evaluate the extent to which its business or operations will be affected by Year 2000 issues (as defined below). Based on such review, the disclosure in the Registration Statement relating to Year 2000 issues is accurate and complies in all material respects with the Act Regulations. "Year 2000 issues" as used herein means Year 2000 issues described in or contemplated by the Commission's Interpretation: Disclosure of Year 2000 Issues and Consequences by Public Companies, Investment Advisors, Investment Companies, and Municipal Securities Issuers (Release No. 33-7558).


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          (xii) The Shares to be sold by the Company have been duly and validly authorized for issuance by the Company and the Company has the corporate power and authority to issue, sell and deliver such Shares; and, when such Shares are issued and delivered against payment therefor as provided by this Agreement, such Shares will have been validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. All corporate action required to be taken by the stockholders or the Board of Directors of the Company for the authorization, issuance and sale of such Shares has been duly and validly taken.

          (xiii) PricewaterhouseCoopers LLP, Rubin, Brown, Gornstein & Co., LLP and DiPesa & Company, whose reports are filed with the Commission as part of the Registration Statement, are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of and as required by the Act and the Act Regulations.

          (xiv) The consolidated financial statements and related schedules and notes included in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and present fairly the financial position of the Company and its Subsidiaries, on the basis stated in the Registration Statement, as of the respective dates thereof and the results of operations and cash flows of the Company and its Subsidiaries, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement and the Prospectus. The other financial and statistical information and data set forth in the Registration Statement and Prospectus are accurately presented and, to the extent such information and data is derived from the financial books and records of the Company and its Subsidiaries, is prepared on a basis consistent with such financial statements and books and records. The selected consolidated financial information included under the caption "Selected Financial Data" in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements of the Company and its Subsidiaries included therein. No other financial statements or schedules of the Company or any Subsidiary are required by the Act or the Act Regulations to be included in the Registration Statement or Prospectus. Neither the Company nor any Subsidiary is currently planning any acquisition for which disclosure of pro forma financial information would be required by the Act.

          (xv) The pro forma financial statements of the Company and the related notes thereto set forth in the Registration Statement and the Prospectus have been prepared on a basis consistent with the historical financial statements of the Company, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical transactions contemplated by the Registration Statement and the Prospectus. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission and the assumptions used in preparing such information are reasonable. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the pro forma financial statements.

          (xvi) Each of the Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are



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executed in accordance with management's general or specific authorizations; (B)
transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xvii) Each of the Company and each Subsidiary maintains insurance covering its properties, operations, personnel and businesses, including business interruption insurance. Such insurance insures against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof.

          (xviii) Each of the Company and each Subsidiary is in compliance with all Federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment ("Environmental Laws"), except where the failure to be in compliance would not have a Material Adverse Effect. Neither the Selling Stockholder, the Company nor any Subsidiary has authorized, conducted or has any knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquified gas or synthetic gas, defined or regulated under any Environmental Law on, in or under any property currently leased or owned or by any means controlled by the Company or any Subsidiary (the "Real Property") in violation of any applicable law, except for any violation which would not have a Material Adverse Effect; there is no pending or, to the Company's, any Subsidiary's or the Selling Stockholder's knowledge, threatened claim, action, litigation or any administrative agency proceeding involving the Company or any Subsidiary, nor has the Company or any Subsidiary received any written notice, or any oral notice to any executive officer of the Company or any Subsidiary or any other employee responsible for receipt of any such notice, from any governmental entity or third party, that
(A) alleges a violation of any Environmental Laws by the Company or any Subsidiary or any person or entity whose liability for a violation of an Environmental Law the Company or any Subsidiary has retained or assumed either contractually or by operation of law, which liability or violation could have a Material Adverse Effect; (B) alleges the Company or any Subsidiary is a liable party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any state superfund law; (C) alleges possible contamination of the environment by the Company or any Subsidiary; or
(D) alleges possible contamination of the Real Property.

          (xix) Neither the Company nor any Subsidiary is in violation of their respective charters or by-laws. Neither the Company nor any Subsidiary is, or with the passage of time or the giving of notice or both will be, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary, or of any judgment, order or decree of any court or governmental agency or body or of any arbitrator having jurisdiction over the Company or any Subsidiary which could have a Material Adverse Effect, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any mortgage, loan agreement, note, bond, debenture, credit agreement or any other evidence of indebtedness or in any agreement, contract, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, the effect of which violation or default in performance or observance could have a Material Adverse Effect.

          (xx) There is no action, suit or proceeding before or by any court, arbitrator or governmental agency or body pending or, to the Company's, any Subsidiary's or the Selling Stockholder's knowledge, threatened, against the Company or any Subsidiary, (A) that is required to be described in the Registration Statement or the Prospectus but is not described as required or (B) that, if adversely determined, could have a Material Adverse Effect. There is no agreement, contract, indenture, lease or other document or instrument that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such agreements to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary, and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

          (xxi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) the Company (1) has not issued any securities other than in connection with the exercise of any outstanding options or warrants, (2) incurred any material liability or obligation, direct or contingent, for borrowed money, (3) entered into any transaction, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole,
(4) entered into any transaction with an affiliate of the Company or any Subsidiary (as the term "affiliate" is defined in Rule 405 promulgated by the Commission pursuant to the Act), which would otherwise be required to be disclosed in the Registration Statement and the Prospectus, or (5) declared or paid any dividend on its capital stock or made any other distribution to its equity holders, (B) there has not been any material change in the capital stock or other equity, or material increase in the short-term debt or long-term debt, of the Company and its Subsidiaries and (C) there has been no change or development with respect to the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company or any Subsidiary that could have a Material Adverse Effect.

          (xxii) Neither the execution, delivery or performance of this Agreement, the offer, issuance, sale or delivery of the Shares, nor the consummation of the other transactions contemplated hereby (A) requires the consent, approval, authorization or order of any court or governmental agency or body, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such other approvals as have been obtained, (B) will conflict with, result in a breach or violation of, or constitute a default under the terms of any agreement, contract, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, or the charter or by-laws of the Company or any Subsidiary, (C) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to the terms of any agreement or instrument to which any of them may be bound or to which any of them is a party or by which any of the property or assets of any of them is subject, (D) will conflict with or violate any law, statute or regulation, or any judgment, order, consent or memorandum of understanding applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any Subsidiary or their respective properties, or (E) result in the suspension, termination or revocation of any Permit.

          (xxiii) The Company has not distributed and, prior to the later to occur of (A) the Closing Date or (B) completion of the distribution of the Shares, will not distribute without the prior written consent of Ladenburg Thalmann & Co. Inc. ("Ladenburg") any offering material in connection with the offering and sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act and the Act Regulations.

          (xxiv) Neither the Company nor any Subsidiary nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds, in violation of any law, rule or regulation, or which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

          (xxv) There is no (i) unfair labor practice complaint, grievance or arbitration proceeding pending or, to the Company's, any Subsidiary's or the Selling Stockholder's knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or, to the Company's, any Subsidiary's or the Selling Stockholder's knowledge, threatened against the Company or any of its Subsidiaries or (iii) union representation question existing with respect to the employees of the Company and its Subsidiaries, except for such actions specified in clause (i), (ii) or
(iii) above, which, singly or in the aggregate, would not have a Material Adverse Effect. To the Company's, any Subsidiary's or the Selling Stockholder's knowledge, no collective bargaining organizing activities are taking place with respect to the Company or any of its Subsidiaries.

          (xxvi) Each of the Company and each Subsidiary has filed (or have obtained extensions thereto) all Federal, state and local tax returns that are required to be filed (other than returns with respect to which failure to so file would not have a Material Adverse Effect), which returns are complete and correct in all material respects and have paid all taxes shown on such returns and all assessments received by them with respect thereto to the extent that the same have become due, except those taxes that are being contested or protested in good faith by the Company or any Subsidiary and as to which any reserves required under generally accepted accounting principles have been established; and neither the Company, any Subsidiary nor the Selling Stockholder has any knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any Subsidiary which could have a Material Adverse Effect.

          (xxvii) Except for the shares of capital stock of each Subsidiary, neither the Company nor any Subsidiary owns or controls (directly or indirectly), or owns or holds any right to acquire any share of stock or any other securities of any corporation, other than the right to acquire the remaining 20% of the capital stock of certain of its Subsidiaries, 80% of the capital stock of which is owned by the Company, as described in the Registration Statement and the Prospectus, or has any equity interest in any firm, partnership, association or other entity other than as reflected in the consolidated financial statements included in the Registration Statement and the Prospectus.

          (xxviii) No holder of any security of the Company has the right (other than a right which has been waived in writing or complied with) to have any security owned by such holder included in the Registration Statement and, except as described in the Registration Statement and the Prospectus, no holder of any security of the Company has the right to demand registration of any security owned by such holder during the period ending 12 months after the date of the Prospectus.

          (xxix) Neither the Company nor any Subsidiary or their respective officers, directors, employees or agents has taken or will take, directly or indirectly, (A) any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay any person any compensation for soliciting another to purchase any securities of the Company.

          (xxx) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not subject to registration under such act, and will not be treated as such by reason of its receipt and application of the net proceeds from the offering.

          (xxxi) The Company has obtained from each of the Company's officers, directors and stockholders (including the Selling Stockholder, the former stockholders of Bostek, Inc. and the persons who are to receive shares of Common Stock in connection with the Company's acquisition of minority interests in certain subsidiaries and the buy-out of earn-out arrangements) and any person who holds options to purchase the Company's Common Stock a written agreement (the "Lock-Up Agreements"), in form and substance satisfactory to counsel for the Underwriters, that, for a period of 180 days from the date of the Prospectus, he, she or it will not, without Ladenburg's prior written consent,
(a) (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any security convertible into or exchangeable or exercisable for shares of Common Stock or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with ownership of any Common Stock and (b) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock.

          (xxxii) No transfer tax stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Firm Shares and the 600,000 Additional Shares to be issued and sold by the Company, (ii) the purchase by the Underwriters of the Firm Shares or Additional Shares from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement.

          (xxxiii) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders (including the Selling Stockholder), customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Act to be so described in the Registration Statement or the Prospectus which is not so described.

          (xxxiv) To the Company's, each Subsidiary's and the Selling Stockholder's knowledge, no officer, director or stockholder has any affiliation or association with the National Association of Securities Dealers, Inc. or any member thereof.

          (xxxv) The Shares have been duly approved for quotation on the NASDAQ National Market.

     (b) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

          (i) The Selling Stockholder has full right, power and authority to enter into this Agreement, the Custody Agreement (as defined below) and the power of attorney appointing _____ and ______ as power of attorney for the Selling Stockholder (the "Power of Attorney") and to sell, assign, transfer and deliver to the Underwriters the Selling Stockholder Shares and 255,000 Additional Shares to be sold by the Selling Stockholder in accordance with the terms of this Agreement. This Agreement, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Stockholder and are valid and binding agreements of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with their respective terms.

          (ii) The Selling Stockholder is the sole registered and beneficial owner of 12,000,000 shares of Common Stock and upon sale and delivery of, and payment for, the Selling Stockholder Shares and 255,000 Additional Shares to be sold by the Selling Stockholder, as provided herein, the Selling Stockholder will convey good and marketable title to such Shares, free and clear of all security interests, liens, encumbrances, equities, claims or other defects.

          (iii) Other than as permitted by the Act and the Act Regulations, the Selling Stockholder has not distributed and will not distribute any Preliminary Prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. The Selling Stockholder has not, directly or indirectly, (A) taken and will not, directly or indirectly, take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (iv) Neither the execution, delivery or performance of this Agreement, the Custody Agreement or the Power of Attorney by the Selling Stockholder, the compliance by the Selling Stockholder with the provisions hereof nor the consummation of the transactions contemplated hereby (A) requires the consent, approval, authorization or order of any court or regulatory agency or body (except such as have been obtained under the Act and such as may be required by the NASD or under state securities or blue sky laws in connection with the purchase and distribution by the Underwriters of the Selling Stockholder Shares and 255,000 Additional Shares to be sold by the Selling Stockholder), or (B) conflict with, or result in a breach or violation of, or constitute a default under (i) the certificate of incorporation or by-laws of the Selling Stockholder or (ii) the terms of any agreement, contract, indenture, lease or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of the Selling Stockholder's properties are bound, or (C) will conflict with or violate any law, statute or regulation, or any judgment, order, consent or memorandum of understanding applicable to the Selling Stockholder of any court, regulatory body, administrative agency or governmental body or arbitrator having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder.

          (v) Certificates representing the Selling Stockholder Shares and 255,000 Additional Shares to be sold by the Selling Stockholder, accompanied by a duly executed instrument of transfer, have been placed in custody, for delivery pursuant to the terms of this Agreement, under a custody agreement duly authorized, executed and delivered by the Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement"), with ____________,** as Custodian (the "Custodian"); the Selling Stockholder Shares and 255,000 Additional Shares to be sold by the Selling Stockholder represented by the certificates so held in custody for the Selling Stockholder are for the benefit of and coupled with and subject to the interests hereunder of the Custodian and the Underwriters; the arrangements for custody and delivery of such certificates made by the Selling Stockholder hereunder and under the Custody Agreement and Power of Attorney are not subject to termination by any acts of the Selling Stockholder, by operation of law or by the occurrence of any other event, including without limitation the bankruptcy, liquidation or dissolution of the Selling Stockholder; and if any such event shall occur before the delivery of the Shares to be sold by the Selling Stockholder hereunder, certificates for such Shares will be delivered by the Custodian in accordance with the terms and conditions of this Agreement, the Custody Agreement and the Power of Attorney as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.

          (vi) All information furnished or to be furnished by the Selling Stockholder specifically for use in connection with the preparation of the Preliminary Prospectus, the Registration Statement and the Prospectus, insofar as it relates to the Selling Stockholder, is and on the Effective Date, the Representation Date and each Closing Date will be true and correct in all material respects


-------------------
** Transfer Agent
and, with respect to the Registration Statement and Prospectus, does not and on the Effective Date, the Representation Date and each Closing Date will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (vii) At the Closing Dates, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Selling Stockholder Shares and 255,000 Additional Shares to be sold by the Selling Stockholder hereunder will have been fully paid or provided for by the Selling Stockholder and all laws imposing such taxes will have been fully complied with.

        (c) Any certificate signed by any officer of the Company or by the Selling Stockholder delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company or the Selling Stockholder, as the case may be, to the Underwriters as to the matters covered thereby.

     2. Sale and Delivery to the Underwriters; Closing.

        (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company (with respect to the Company Shares) and the Selling Stockholder (with respect to the Selling Stockholder Shares) agree severally, and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price of $__________ per share (the "Initial Price"), the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto. The number of Firm Shares to be purchased from the Company and the Selling Stockholder, respectively (as adjusted by the Representatives to avoid fractions), by each of the Underwriters shall bear the same proportion to the total number of shares to be sold by the Company or the Selling Stockholder pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I bears to the total number of Firm Shares to be purchased by the Underwriters pursuant to this Agreement.

        (b) The Company and the Selling Stockholder, severally and not jointly, grant to the Underwriters an option to purchase, and the Underwriters shall have the right to purchase, severally and not jointly, from the Company and the Selling Stockholder all or any part of the Additional Shares at the Initial Price. Additional Shares shall be purchased from the Company and the Selling Stockholder for the accounts of the Underwriters in proportion to the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter. Such option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time and from time to time within 30 days after the date of this Agreement, in each case upon written or facsimile notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Underwriters to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as hereinafter defined) or at least two business days before the Additional Shares Closing Date (as hereinafter defined), as the case may be, setting forth the number of Additional Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase. The number of Additional Shares to be sold by each of the Company and the Selling Stockholder shall equal (i) the maximum number of Additional Shares which may be purchased from each of the Company and the Selling Stockholder pursuant to the option (as indicated in the first paragraph of this Agreement) multiplied by (ii) a fraction, the numerator of which is the aggregate number of Additional Shares as to which the option is being exercised, and the denominator of which is 855,000 (subject, in each case, to adjustment by the Underwriters to eliminate fractional shares). The respective number of Additional Shares to be sold by the Company and the Selling Stockholder to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased from each of the Company and the Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter on
Schedule I bears to the total number of Firm Shares (subject, in each case, to adjustment by the Underwriters to eliminate fractional shares).

        (c) Payment of the purchase price for, and delivery of, the Firm Shares to be purchased by the Underwriters shall be made at the offices of Ladenburg Thalmann & Co. Inc., 590 Madison Avenue, 35th Floor, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriters, the Company and the Selling Stockholder at 10:00 A.M. on the third (fourth, if the pricing occurred after 4:30 p.m. on any given day) business day after the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, the Company and the Selling Stockholder (such time and date of payment and delivery being herein called the "Firm Shares Closing Date"). Payment shall be made to the Company and the Selling Stockholder by wire transfer and payable in immediately available funds to the order of the Company or the Selling Stockholder, as the case may be, against delivery to the Underwriters of the Company Shares and the Selling Stockholder Shares, respectively.

        (d) Payment of the purchase price for, and delivery of, the Additional Shares to be purchased by the Underwriters shall be made at the office as set forth above or at such other place as shall be agreed upon by the Underwriters, the Company and the Selling Stockholder at the time and on the date (which may be the same as, but in no event shall be earlier than, the Firm Shares Closing
Date) specified in the notice referred to in Section 2(b) hereof (such time and date of delivery and payment are called the "Additional Shares Closing Date"). The Firm Shares Closing Date and the Additional Shares Closing Date are called, individually, a "Closing Date" and together, the "Closing Dates." Payment shall be made to the Company and the Selling Stockholder by wire transfer and payable in immediately available funds to the order of the Company or the Selling Stockholder, as the case may be, against delivery to the Underwriters of the Additional Shares to be sold by the Company and the Selling Stockholder, respectively.

        (e) The Shares shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days before the Firm Shares Closing Date or, in the case of the Additional Shares, on the day of notice of exercise of the option as described in Section 2(b) hereof. The Shares will be made available for examination and packaging by the Underwriters not later than 1:00 P.M. on the last business day prior to the Firm Shares Closing Date (or the Additional Shares Closing Date in the case of the Additional Shares) at such place as is designated by the Underwriters. If the Underwriters so elect, delivery of the Shares may be made by credit through full FAST transfer to the accounts of The Depository Trust Company designated by the Underwriters.

    3. Covenants.

       (a) The Company covenants with each Underwriter as follows:

           (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Representation Date, and any amendment thereto, to become effective as promptly as possible after the filing thereof. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus to which the Underwriters shall reasonably object in writing after a reasonable opportunity to review such amendment or supplement. Subject to the foregoing sentences in this clause 3(a)(i), if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus or any Term Sheet that constitutes a part thereof or supplement to the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus or any Term Sheet that constitutes a part thereof, properly completed, or such supplement thereto, to be filed with the Commission pursuant to Rule 434 and the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters and, if requested, confirm such advice in writing, (A) when the Registration Statement, if not effective at the Representation Date, and any amendment thereto, shall have become effective, (B) when the Prospectus or any Term Sheet that constitutes a part thereof, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 434 and 424(b), (C) when any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of or supplement to the Registration Statement or any Prospectus or for any additional information, (E) of the receipt by the Company of any notification of, or if the Company otherwise has knowledge of, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (F) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (G) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the lifting thereof.

           (ii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act or the Act Regulations, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the Act Regulations, the Company promptly will prepare and file with the Commission, at the Company's expense, subject to the second sentence of
Section 3(a)(i) hereof, an amendment or supplement which will correct such statement or omission or effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. Neither consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (iii) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to each Underwriter or mail to its order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as such Underwriter may request, for the purposes contemplated by the Act.

          (iv) The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriter or dealer. The Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealing in the Shares in accordance with the provisions hereof and the Prospectus.

          (v) As soon as practicable, but in any event not later than forty-five
(45) days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days, if such 12-month period coincides with the Company's fiscal year) the Company will make generally available to its security holders and to the Underwriters a consolidated earnings statement or statements of the Company and its Subsidiaries covering a twelve-month period beginning with the first full calendar quarter following the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

          (vi) The Company will, without charge, furnish (A) to the Underwriters, three signed copies of the Registration Statement (including exhibits thereto), (B) to each Underwriter, a conformed copy of such Registration Statement (without exhibits thereto) and (C) so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and all amendments and supplements thereto as the Underwriters may reasonably request. The copies of the Registration Statement, and each amendment thereto, and the copies of the Prospectus, and any amendments or supplements thereto, furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (vii) During the period of five years hereafter the Company will furnish to the Underwriters as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request, provided that prior to the

Company's furnishing any such other information that is nonpublic the Underwriters shall enter into such agreement respecting the confidentiality thereof as the Company may reasonably request.

          (viii) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in accordance with the description set forth in the "Use of Proceeds" section of the Prospectus.

          (ix) The Company will cooperate with the Underwriters and their counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

          (x) The Company will not at any time, directly or indirectly (A) take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, or (B) (1) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares or (2) pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company.

          (xi) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

          (xii) The Company will not, directly or indirectly, for a period of 180 days following the date of the Prospectus, without the prior written consent of Ladenburg, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock, regardless of whether any of the transactions described in this paragraph are to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise, other than (A) pursuant to any employee stock option plan of the Company in effect at the Representation Date, or (B) upon exercise of any options outstanding at the Representation Date. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days following the date of the Prospectus without the prior written consent of Ladenburg.

          (xiii) The Company shall cause the Shares to be quoted on the Nasdaq National Market and shall use its best efforts to maintain such trading while the Shares are outstanding.

          (xiv) The Company will not, prior to the later of 25 days after the Effective Date or any Additional Shares Closing Date, as the case may be, issue any press release or other communication, directly or indirectly, or hold any press conferences with respect to the Company or any Subsidiary or the offering without the prior written consent of Ladenburg, which consent will not be unreasonably withheld.

          (xv) Until the expiration of three years from the Effective Date, the Company will not effect a change in the independent certified public accountants for the Company unless either the Company has received Ladenburg's prior written consent, which consent will not be unreasonably withheld, or such substitute independent certified public accountant is one of the "big five" firms.

          (xvi) If the Registration Statement at the time of effectiveness of this Agreement does not cover all of the Shares, the Company will file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and will pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or will give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     (b) The Selling Stockholder covenants and agrees with each of the Underwriters that:

          (i) The Selling Stockholder will not, directly or indirectly (A) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or (B) (1) sell, bid for, purchase, attempt to induce any person to purchase, or pay anyone any compensation for soliciting purchases of the Shares or (2) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (ii) As soon as the Selling Stockholder is advised thereof, the Selling Stockholder will advise the Underwriters and confirm such advice in writing, (A) of receipt by the Selling Stockholder, or by any representative or agent of the Selling Stockholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any Preliminary Prospectus, or any notice or order of the Commission relating to the Company or the Selling Stockholder in connection with the transactions contemplated by this Agreement and (B) of the happening of any event which makes or may make any statement made in the Registration Statement, the Prospectus or any Preliminary Prospectus untrue or that requires the making of any change in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, in order to make such statement not misleading.

          (iii) The Selling Stockholder will not, directly or indirectly, for a period of 180 days following the date of the Prospectus, without the prior written consent of Ladenburg, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock, regardless of whether any of the transactions described in this paragraph are to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise. The Selling Stockholder also agrees not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days following the date of the Prospectus without the prior written consent of Ladenburg.

          (iv) The Selling Stockholder will deliver to the Underwriters prior to the Firm Shares Closing Date a properly completed and executed United States Treasury Department Form W-9.

     4.   Payment of Expenses.

          (a) The Company covenants and agrees with the Underwriters that the Company will pay (directly or by reimbursement): (i) the fees, disbursements and expenses of counsel and accountants for the Company, and all other expenses, in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Agreement Among Underwriters, the Selling Agreement, communications with the Underwriters and selling group and the Preliminary and Supplemental Blue Sky Memorandum, if any, and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under securities laws as provided in Section 3(a) hereof, including filing and registration fees and the fees, disbursements and expenses for counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys or similar advice with respect to sales; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review and clearance by the NASD of the terms of the sale of the Shares; (v) all fees and expenses in connection with quotation of the Shares on the Nasdaq National Market; (vi) the cost of publication of "tombstone"advertisements with respect to the offering; (vii) the cost of at least five sets of bound volumes of the Registration Statement and all related materials to the individuals designated by the Underwriters; (viii) and all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement which are not otherwise specifically provided for in this Section 4, including the fees of the Company's transfer agent and registrar, the cost of any stock issue or transfer taxes on sales of the Shares to the Underwriters, the cost of the Company's personnel and other internal costs, the cost of printing and engraving the certificates representing the Shares and all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Company to the Underwriters hereunder, but excluding the Selling Stockholder's indemnification and contribution obligations under Section 6 below. The provisions of this section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholder may otherwise have for allocation of such expenses between themselves.

          (b) The Selling Stockholder shall pay (directly or by reimbursement) all fees and expenses incident to the performance of the Selling Stockholder's obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for the Selling Stockholder, all underwriting discounts and applicable state transfer taxes involved in the transfer to the several Underwriters of the Shares to be purchased by them from the Selling Stockholder.

          (c) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Sections 8 or 9(a)(iii) hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) reasonably incurred by them in connection herewith. Notwithstanding termination of this Agreement, the Company shall be liable for all expenses it has agreed to pay pursuant to Section 4(a) hereof.

     5.   Conditions of the Underwriters' Obligation.

          The obligation of the Underwriters to purchase the Shares hereunder is subject to the continued accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained as of the date hereof and on each Closing Date, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificate or certificates pursuant to the provisions hereof as of the date hereof and on each Closing Date and to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or at such later time and date as may be approved by the Representatives and the Company and shall remain effective at each Closing Date. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect or proceedings therefor initiated or threatened by the Commission or the authorities of any such jurisdiction. If the Company has elected to rely upon Rule 430A, the price of the Shares and any price-related or other information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and prior to the Firm Shares Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

          (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the business, properties, prospects, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole, which, in the judgment of the Representatives, materially affects the market for the Shares or
(ii) any event or development relating to or involving the Company, any officer or director of the Company or the Selling Stockholder, which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the opinion of the Representatives, materially adversely affect the market for the Shares.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any Subsidiary or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator, in which litigation or proceeding an unfavorable ruling, decision or finding could have a Material Adverse Effect.

          (e) Each of the representations and warranties of the Company or the Selling Stockholder contained herein shall be true and correct at each Closing Date, as if made at such Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company or the Selling Stockholder and all conditions contained herein to be fulfilled or complied with by the Company or the Selling Stockholder at or prior to each Closing Date, shall have been duly performed, fulfilled or complied with.

          (f) You shall have received on the Closing Date, a certificate dated such Closing Date, signed by Marc Sherman and Ed Cummings, in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, and a certificate dated such Closing Date signed by Richard J. Sullivan and Michael Krawitz, in their capacities as the Chief Executive Officer and Vice President-General Counsel of the Selling Stockholder, confirming the matters set forth in sections 1(a)(xxi) and 5(e) and that the Company and the Selling Stockholder, respectively, have complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company or the Selling Stockholder on or prior to such Closing Date, as applicable.

          (g) Bryan Cave LLP, counsel for the Company, shall have furnished to the Underwriters their opinion, satisfactory in form and substance to counsel for the Underwriters, dated the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing
Date), to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect.

          (ii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state in which it is incorporated, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect.

          (iii) All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record and, to such counsel's knowledge, beneficially by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest or any other lien, adverse claim, equity or other encumbrance, except as disclosed in the Registration Statement and the Prospectus.

          (iv) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus, and the authorized capital stock of the Company conforms in all material respects to the description thereof and the statements made with respect thereto in the Registration Statement and the Prospectus under the caption "Description of Capital Stock." All the shares of the capital stock of the Company outstanding prior to the issuance of the Shares to be sold by the Company (including the Selling Stockholder Shares) have been duly authorized and validly issued, are fully paid and nonassessable and were issued and sold in compliance with all applicable federal securities laws. Except as set forth in the Prospectus, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interest in the Company or any Subsidiary are outstanding.

          (v) There are no preemptive or other rights to subscribe for or to purchase shares of capital stock of the Company pursuant to any statute, the certificate of incorporation or by-laws of the Company or any agreement or other instrument known to counsel to which the Company is a party as to which any person can successfully maintain an action, suit or proceeding against the Company for violation of his or her preemptive rights with respect to the issuance of any shares of capital stock of the Company.

          (vi) The Shares to be sold by the Company have been duly and validly authorized by the Company for issuance, and the Company has full corporate power and authority to issue, sell and deliver such Shares; and, when the Shares to be sold by the Company are issued and delivered against payment therefor as provided by this Agreement, such Shares will have been validly issued and will be fully paid and nonassessable, and the issuance of such Shares will not be subject to any statutory preemptive rights or similar statutory rights or, to such counsel's knowledge, any other preemptive or similar rights. The Shares to be sold by the Company, when issued, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the caption "Description of Capital Stock."

          (vii) The certificates for the Shares are in due and proper form under Delaware law and the by-laws of the Company and conform with the form of certificate duly authorized by the Board of Directors of the Company.

          (viii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary required to be disclosed in the Prospectus that is not disclosed in the Prospectus, and there is no contract or other document required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit, which is not described or filed as required.

          (ix) The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the applicable Act Regulations.

          (x) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or summaries of matters of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

          (xi) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company, enforceable in accordance with its terms (except to the extent rights to indemnity hereunder may be limited by Federal or state securities laws or public policy underlying such laws and except to the extent the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles).

          (xii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated hereby, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required in connection with the clearance of this offering by the NASD and such other approvals (specified in such opinion) as have been obtained.

          (xiii) Neither the execution and delivery of this Agreement, the issue and sale of the Shares, the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon, any of the property or assets of the Company or any Subsidiary pursuant to (a) the terms of any agreement, contract, indenture, lease or other instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (b) any law, statute, rule or regulation, or any judgment, order, consent or memorandum of understanding known to such counsel of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any Subsidiary, or (c) the charter or by-laws of the Company and each Subsidiary.

          (xiv) All of the Shares have been approved for quotation on the Nasdaq National Market.

          (xv) To such counsel's knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws. To such counsel's knowledge, neither the Company nor any Subsidiary is in breach of or otherwise in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other contract, lease or other instrument known to such counsel to which it is subject or by which it may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, except for such breach or default which could not reasonably be expected to have a Material Adverse Effect.

          (xvi) Each of the Company and each Subsidiary has all necessary Permits (except where the failure to so have any such Permits, individually or in the aggregate, would not have a Material Adverse Effect) to own its properties and to conduct its business as now being conducted as described in the Prospectus.

          (xvii) Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" or person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (xviii) Except as set forth in the Registration Statement and the Prospectus, to the knowledge of such counsel no holder of any securities of the Company or any other person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to such person, or to permit such person to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company that has not been waived or lapsed.

     In addition, such counsel shall also state that such counsel has participated in conferences with representatives of the Underwriters, officers and representatives of the Company and the Selling Stockholder and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as set forth in Section 5(g)(iv), (vii) and (x)), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) or at the Representation Date and at the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing Date) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and at the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing Date), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such counsel need not express any comment with respect to the financial statements, supporting schedules or other financial data contained in the Registration Statement or the Prospectus.

       (h) [Bryan Cave LLP], counsel for the Selling Stockholder, shall have furnished to the Underwriters their opinion, satisfactory in form and substance to the Underwriters, dated the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing Date), to the effect that:

           (i) The Selling Stockholder has full corporate power and authority to enter into this Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement. Each of this Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have been duly authorized, executed and delivered by the Selling Stockholder; this Agreement, the Custody Agreement, the Power of Attorney and the LockUp Agreement are valid and binding agreements of the Selling Stockholder, enforceable in accordance with their respective terms (except to the extent rights to indemnity hereunder or thereunder may be limited by Federal or state securities laws or public policy underlying such laws and except to the extent the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles). The Selling Stockholder has full corporate power and authority and any approval required by law to sell, transfer and deliver in the manner provided in this Agreement, the Custody Agreement and the Power of Attorney the Shares being sold by the Selling Stockholder hereunder.

          (ii) Immediately prior to delivery of any Shares being sold by the Selling Stockholder, the Selling Stockholder was the sole registered and, to such counsel's knowledge, beneficial owner of such Shares, and upon delivery of and payment for the Shares being sold by the Selling Stockholder hereunder, the Underwriters will receive good and valid title to such Shares, free and clear of all liens, encumbrances, equities, security interests, claims or other defects arising through the Selling Stockholder.

          (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement and the sale of the Shares being sold by the Selling Stockholder hereunder except such as may be required under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such as may be required in connection with the clearance of the offering by the NASD (as to which such counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained.

          (iv) The execution, delivery and performance of this Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement and the sale of Shares being sold by the Selling Stockholder will not conflict with, result in a breach or violation of, or constitute a default under any
     (A) statute, order, rule or regulation (except that such counsel need express no opinion with respect to the compliance with state securities and Blue Sky laws), (B) the terms of any indenture or other agreement or instrument known to such counsel and to which the Selling Stockholder is a party or bound, (C) any judgment, order or decree known to such counsel to be applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder or any the Selling Stockholder's properties, or (D) the Selling Stockholder's certificate of incorporation or by-laws.

          (v) There are no transfer or other taxes (other than income taxes and New York transfer taxes) known to such counsel payable in connection with the sale and delivery of the Shares being sold by the Selling Stockholder to the several Underwriters.

       (i) Fulbright & Jaworski L.L.P., counsel for the Underwriters, shall have furnished to the Underwriters an opinion with respect to such matters as may be reasonably requested by the Underwriters, dated the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing Date).

       (j) At the Effective Date, the Representation Date and at each Closing Date, PricewaterhouseCoopers LLP, Rubin, Brown, Gornstein & Co. LLP and DiPesa & Company shall have furnished to the Underwriters a letter or letters, dated respectively as of the Effective Date, the Representation Date and each Closing Date, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the historical and pro forma financial statements and certain financial and statistical information pertaining to the Company and the Subsidiaries contained in the Registration Statement and the Prospectus.

       (k) At each Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

       (l) On or prior to the Representation Date, the Company shall have furnished to the Underwriters a Stop Transfer Order letter addressed to the Company's transfer agent in form and substance reasonably satisfactory to the Underwriters and a Lock-Up Agreement from the Company's officers and directors, each stockholder of the Company (including the Selling Stockholder, the former stockholders of Bostek, Inc. and the persons who are to receive shares of Common Stock in connection with the Company's acquisition of minority interests in certain subsidiaries and the buy-out of earn-out arrangements) and any person who holds options to purchase the Company's Common Stock.

    6. Indemnification and Contribution.

       (a) The Company and the Selling Stockholder (collectively, the "Sellers"), jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, to the fullest extent lawful from and against any losses, expenses, claims, damages or liabilities (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), which, jointly or severally, any of them may become subject under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or in any Blue Sky application or other document executed by a Seller specifically for that purpose or based upon information furnished by a Seller filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement made in

Section 1 of this Agreement; provided, however, that the Sellers will not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the written information furnished to the Company by any Underwriter expressly for use in the Registration Statement or the Prospectus; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any such Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter and the Sellers shall not be liable to any such Underwriter, the directors, officers, employees or agents of such Underwriter or any persons controlling such Underwriter, from whom the person asserting any such losses, expenses, claims, damages or liabilities purchased the Shares concerned, to the extent that any such loss, expense, claim, damage or liability results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus, as the same may be amended or supplemented, within the time required by the Act (if required thereby), and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus and the Company had previously furnished copies thereof to such Underwriter on a timely basis in order to permit the Prospectus (as the same may be amended or supplemented) to be sent or given. The foregoing indemnity agreement shall be in addition to any liability that the Company and the Selling Stockholder may otherwise have.

       (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the Selling Stockholder, each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, each director of the Company and each officer who signs the Registration Statement, to the same extent as the foregoing indemnities from the Company and the Selling Stockholder to each Underwriter, the directors, officers, employees and agents of such Underwriter and any person controlling such Underwriter, but only insofar as such loss, expense, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance or in conformity with information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Selling Stockholder agree that the information contained in the table of Underwriters set forth under the heading "Underwriting" in the Prospectus, the amounts of the selling concession and reallowance set forth in the Prospectus and the eighth, thirteenth, fourteenth and fifteenth paragraphs under the caption "Underwriting" constitute the only information provided in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus.

       (c) If any action is brought against an indemnified party under this
Section 6, the indemnified party or parties shall promptly notify the indemnifying party in writing of the institution of such action (provided that the failure to give such notice shall not relieve the indemnifying party of any liability which it may have pursuant to this Agreement, unless and to the extent the indemnifying party did not otherwise learn of such action and such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ separate counsel (including local counsel) in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of the institution of such action, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred; provided that the indemnifying party shall only be responsible for the fees and expenses of one counsel for the indemnified party or parties hereunder. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

       (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) or (b) of this Section 6 or is insufficient to hold harmless a party indemnified thereunder, in respect of any losses, expenses, claims, damages or liabilities referred to therein, then each applicable indemnifying party shall contribute to the amount paid in settlement of any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, expenses, claims, damages and liabilities suffered by the Company or the Selling Stockholder, any contribution received by the Company or the Selling Stockholder from persons other than the Underwriters who may also be liable for contribution, including persons who control the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand, and the Underwriters on the other hand, from the offering of the Shares or, if, but only if, such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholder on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholder on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, claims and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d) no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by it by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 6(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e) The Company and the Selling Stockholder hereby agree that in addition to their other respective obligations under subsection (a) of this
Section 6, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission described in subsection (a) of this Section, it will reimburse the Underwriters on a monthly basis for all reasonable legal fees and other expenses reasonably incurred in connection with investigating or defending such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 6 and the possibility that such payments might later be held to be improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payments to the Company or the Selling Stockholder, as applicable.

     7. Survival. The respective indemnity and contribution agreements contained in Section 6 hereof and the covenants, warranties and other representations of the Company and the Selling Stockholder contained in this Agreement or contained in certificates of officers of the Company or the Selling Stockholder or submitted pursuant hereto, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or any of their respective officers, employees, directors, stockholders or person who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or any of its directors, officers, employees or any person who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Selling Stockholder, or any person who controls the Selling Stockholder within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act, and shall survive delivery of and payment for the Shares.

     8. Default by an Underwriter. If one or more of the Underwriters shall fail or refuse at a Closing Date to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each nondefaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the Underwriters may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 8 by an amount in excess of one-tenth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Firm Shares Closing Date or on the Additional Shares Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters in the event of a default by an Underwriter and arrangements satisfactory to the Underwriters, the Selling Stockholder and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Selling Stockholder and the Company. In any such case which does not result in termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Firm Shares Closing Date, or the Additional Shares Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     9. Termination of Agreement.

        (a) The Underwriters may terminate this Agreement, by written notice to the Company and the Selling Stockholder prior to the Firm Shares Closing Date (or, if applicable, the Additional Shares Closing Date), (i) if there shall occur any default or breach by the Company or the Selling Stockholder hereunder or the failure to satisfy any of the conditions contained in Section 5 hereof,
(ii) if there has been, since the date of this Agreement or since the respective dates as of which information is provided in the Registration Statement and prior to the Firm Shares Closing Date (or, if applicable, the Additional Shares Closing Date), there shall have been any material adverse change, or any development involving a prospective material adverse change (including, without limitation, a change in the management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, or (iii) if, since the date of this

Agreement and prior to the Firm Shares Closing Date (or, if applicable, the Additional Shares Closing Date), (A) there has occurred any material adverse change in the financial markets of the United States or in political, financial or economic conditions in the United States or any outbreak or escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial securities markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus, or (B) trading in any of the securities of the Company has been suspended by the Commission, or trading generally on the New York Stock Exchange or the Nasdaq National Market has been suspended (other than by limitation on hours or number of days of trading), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the New York Stock Exchange or the Nasdaq National Market or by order of the Commission or any other governmental authority or (C) a banking moratorium has been declared by any of the Federal or New York authorities.

         (b) If this Agreement is terminated pursuant to this Section 9 or any other provision of this Agreement, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 6. Sections 4 and 6 shall survive any termination of this Agreement.

     10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters, c/o Ladenburg Thalmann & Co. Inc., 590 Madison Avenue, 35th Floor, New York, NY 10022, attention David Boris, with a copy to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, attention Paul Jacobs, Esq.; notices to the Company shall be directed to 510 Ryerson Road, Lincoln Park, New Jersey 07035, attention Marc Sherman, with a copy to Bryan Cave LLP, 211 North Broadway, Suite 3600, St. Louis, Missouri 63102, attention Denis P. McCusker, Esq., and notices to the Selling Stockholder shall be directed to _________________________________, attention
_________________, with a copy to___________________________.

     11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholder and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriters, the Company, the Selling Stockholder and their respective successors and legal representatives and the controlling persons and officers, employees, directors and stockholders referred to in Sections 6 and 7 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Stockholder and their respective successors and legal representatives, and said controlling persons, stockholders, officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

     13. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  [Remainder of page intentionally left blank]



                                   * * * * *

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

INTELLESALE.COM, INC.



By:
   -------------------------------



APPLIED DIGITAL SOLUTIONS, INC.




By:
   -------------------------------

CONFIRMED AND ACCEPTED,
as of the date first above written:

LADENBURG THALMANN & CO. INC.
PUNK, ZIEGEL & COMPANY, L.P.


By: LADENBURG THALMANN & CO. INC.



By:
   -------------------------------
Name: David Boris
Title: Director Investment Banking

                                   SCHEDULE I


                                                           Number of Firm Shares
                   Underwriter                                To Be Purchased
                   -----------                                ---------------

Ladenburg Thalmann & Co. Inc.
Punk, Ziegel & Company, L.P.